Exhibit 99.1

              NASDAQ Board Stays Decision of Listing and
          Hearing Review Council Regarding Dell Common Stock

    ROUND ROCK, Texas--(BUSINESS WIRE)--July 16, 2007--Dell today announced that the Board of Directors of The NASDAQ Stock Market LLC has called the NASDAQ Listing and Hearing Review Council's June 27, 2007 decision regarding the company for review, and had also stayed the Council's decision to suspend the company's common stock from trading. Dell's common stock will remain listed on The NASDAQ Stock Market pending further consideration by the NASDAQ Board. The company is committed to regaining compliance with all NASDAQ listing requirements as soon as possible.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

    Dell is a trademark of Dell Inc.

    Dell disclaims any proprietary interest in the marks and names of others.

    CONTACT: Dell Inc., Round Rock
             Media Contacts:
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             David Frink, 512-728-2678
             david_frink@dell.com
             or
             Investor Contacts:
             Lynn A. Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com